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                                                                   Exhibit 10.40

                   RESIGNATION AGREEMENT AND GENERAL RELEASE

          This Resignation Agreement and General Release ("Agreement") is made and entered into effect as of this _____ day of May, 1997, by and between Keystone Automotive Industries, Inc., a California corporation ("the Company") and Virgil K. Benton II, an individual residing in the State of California ("Executive").

                                    RECITALS

     A. Executive has served as the Chief Executive Officer of the Company pursuant to that certain Employment Agreement between Executive and the Company, effective June 26, 1996 (the "Employment Agreement");

     B. Executive as served as a member of the Board of Directors (the "Board") of the Company and has been designated by the Board as the Company's Chairman.

     C. Pursuant to and in consideration of this Agreement, Executive has determined to resign all of his respective positions as an officer and director of the Company, such resignation to be effective as of the date of this Agreement (the "Deemed Effective Date");

     D. The Company wishes to accept Executive's resignation, such resignation to be deemed to be effective as of the close of the Company's business on the Deemed Effective Date, to terminate the Employment Agreement as of the Deemed Effective Date and to provide Executive with certain severance benefits, all as set forth herein; and

     E. As part of this Agreement and in consideration of certain accommodations provided to Executive by the Company hereunder and other mutual consideration, and Executive has agreed to release the Company and its respective directors, officers, employees, agents and assigns from certain claims and causes of action that Executive may now or hereafter have, whether known or unknown.

          NOW, THEREFORE, IN CONSIDERATION OF the foregoing recitals, which are incorporated as an integral part of this Agreement, the mutual promises of the parties and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT

          1. RESIGNATION OF EXECUTIVE. Executive hereby irrevocably resigns all of his positions as a director and officer of the Company, effective as of the close of the Company's business on the Deemed Effective Date.

          2.   SEVERANCE PAYMENT.  On the Termination Date, as defined in
Section 14 hereof, the Company shall pay to Executive, in cash or other readily available funds, the gross sum

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of Six Hundred and Seventy-One Thousand Dollars ($671,000), less any amounts required to be deducted by the Company for federal and state taxes or other applicable requirements. In addition, the Company agrees to convey to Executive as of the Termination Date, all of its right, title and interest in the following assets currently being used by Executive: (i) the 1994 Chevrolet Suburban, (ii) the 1994 Model 850 Volvo and (iii) certain computer equipment consisting of an AST laptop computer, docking station, monitor, keyboard and printer.

          3.   TERMINATION OF EMPLOYMENT AGREEMENT.   The Employment Agreement
shall be terminated as of the Deemed Effective Date, and all obligations of any party thereunder shall thereby be forever released and discharged, except for
Section 4 of the Employment Agreement which shall remain in full force and effect according to its terms.

          4. HEALTH/OTHER BENEFITS. Executive shall not be entitled to continue to participate in the Company's health and other benefit programs to which he is currently entitled, rights of Executive, if any, are compensated for in the payment provided in Section 2. Thereafter, Executive, if he so elects and pays all applicable costs and expenses, shall be entitled to receive the benefits to which he is entitled pursuant to the Consolidated Budget Reconciliation Act of 1985, as amended ("COBRA").

          5. ACCRUED VACATION PAY. Executive agrees that the Company is not to be obligated to Executive for any accrued but unused vacation pay, rights of Executive, if any, are compensated for in the payment provided in Section 2.

          6. MUTUAL GENERAL RELEASE. In further consideration of the promises and agreements made hereunder, and except for the Indemnification Agreement, effective as of June 26, 1996 by and between Executive and the Company (the "Indemnification Agreement") which is not being released hereunder. Executive agrees unconditionally and forever to release and discharge the Company and its respective subsidiaries, affiliates, officers, directors, employees, representatives, attorneys, agents and assigns, and the Company agrees unconditionally and forever to release and discharge Executive and his representatives, attorneys, agents and assigns, from any and all claims, actions, causes of action, demands, liabilities, rights or damages of any kind or nature which any of them may now have, or ever have, whether known or unknown, against the other, including any claims, causes of action or demands of any nature arising out of or in any way relating to Executive's employment with, or separation from the Company.

          This release specifically includes, but is not limited to, any claims for discrimination and/or violation of any statutes, rules, regulations or ordinances, whether federal, state or local, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, age claims under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefits Protection Act of 1990, Section 1981 of Title 42 of the United States Code, and the California Fair Employment and Housing Act.

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          The parties further agree knowingly to waive the provisions and protections of Section 1542 of the California Civil Code, which reads:

          A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor.

          Executive represents and agrees that, prior to the execution of this Agreement, Executive has had the opportunity to discuss the terms of this Agreement with legal counsel of his choosing. Executive affirms that no promise or inducement was made to cause him to enter into this Agreement, other than the severance benefits described herein. Executive further confirms that he has not relied upon any other statement or representation by anyone other than what is in this Agreement as a basis for his agreement.

          7. NEWS RELEASE. The parties shall cooperate in the preparation of a news release for dissemination on or prior to the Termination Date; however, the final determination as to the content of such news release shall be made by the Company.

          8. REIMBURSEMENT OF BUSINESS EXPENSES. Executive shall be entitled to reimbursement of properly submitted claims for business expenses in accordance with the Company's policies and practices through the Termination Date.

          9. INDEMNIFICATION. The Indemnification Agreement shall remain in full force and effect in accordance with the terms and conditions set forth therein. Upon reasonable notice from the Company, Executive shall make himself reasonably available to assist and otherwise cooperate with the Company in connection with any litigation matters involving the Company. If said cooperation requires Executive to travel outside the San Diego, California area, the Company agrees to reimburse Executive for his reasonable travel expenses.

          10. NON-DISPARAGEMENT. The parties hereby agree that none of them shall disparage the other in any future statements or communications concerning Executive and his employment with the Company or otherwise.

          11. INQUIRIES BY THIRD PARTIES. The parties hereby agree that they will consult with one another with respect to appropriate responses to inquiries from stock exchanges, analysts, the press, customers, governmental authorities and other third parties regarding Executive's resignation from the Company. The parties further agree that, except as required by law or regulation, none of them will respond to such inquiries or make other public statements regarding these matters (other than the news release referred to in Section 7 hereof) until such consultation has occurred.

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          12.  ARBITRATION.  Any and all disputes or claims arising out of or in any way related to Executive's employment with, or separation from the Company, as well as any and all disputes or claims arising out of or in any way related to this Agreement, including without limitation, fraud in the inducement of this Agreement, or relating to the general validity or enforceability of this Agreement, shall be submitted to final and binding arbitration before a single arbitrator of the American Arbitration Association in Los Angeles County, California in accordance with the rules of that body governing commercial disputes, and the prevailing party shall be entitled to reasonable cost, other out-of-pocket expenses and attorneys' fees. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

          13.  GOVERNING LAW.   This Agreement shall be construed under the laws
of the State of California, both procedural and substantive, except as may be required under federal laws and regulations applicable to federally chartered savings associations or their subsidiaries or affiliates.

          14.  REVOCATION RIGHT.    Executive acknowledges that he has been
advised that he has twenty-one (21) days to consider this Agreement and that he was informed that he has the right to consult with counsel regarding this Agreement. To the extent that Executive has taken less than twenty-one (21) days to consider this Agreement, Executive acknowledges that he has had sufficient time to consider the Agreement and to consult with counsel and that he does not desire additional time. This Agreement is revocable by Executive for a period of seven (7) days following Executive's execution of this Agreement. The revocation by Executive of this Agreement must be in writing, must specifically revoke this Agreement, and must be received by the Company prior to the eighth (8th) day following the execution of this Agreement by Executive. This Agreement becomes effective, enforceable and irrevocable on the eighth (8th) day following Executive's execution of this Agreement (the "Termination Date").

          15. BOARD OF DIRECTORS ACTION. The Company represents and warrants that the resolutions attached hereto as Exhibit 15 have been duly adopted by the Board of Directors and are, and will be, in full force and effect as of the Termination Date.

          16. REGISTRATION RIGHTS. The Company agrees to use its best efforts to include up to 1,500,000 shares of its Common Stock owned beneficially by Executive and those persons set forth on Schedule 1 to this Agreement ("Executive's Shares") in the proposed underwritten public offering currently being considered by the Company (the "1997 Public Offering"). In connection with the 1997 Public Offering, and as additional consideration to Executive for entering into this Agreement, the Company agrees to pay all fees, costs and expenses of and incidental to registering Executive's Shares for sale; provided,
                                                                       --------
however, that the holders of Executive's Shares shall bear their pro rata share of the underwriting discounts and commissions and shall bear their own legal and accounting expenses, if any, incurred in reviewing the registration statement
and prospectus.   In the event that less than all of Executive's Shares are sold in the 1997 Public Offering, each of the beneficial holders of Executive's Shares not sold in said Offering agree to enter into a lock-up agreement with the underwriters agreeing not to sell any of their remaining shares for such period after the effective date of the 1997 Public Offering as is being agreed to by the officers and directors

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of the Company. In the event that less than 1,000,000 of Executive's Shares are actually sold in the 1997 Public Offering for any reason other than the beneficial owners of said shares withdrawing the shares from the 1997 Public Offering, then the Company agrees to register Executive's Shares under the following terms and conditions:

          (a) Whenever the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the "Securities Act"), and the registration form to be used therefor may be used for the registration of the Common Stock of the Company (other than Forms S-8 or S-4 or any successor thereto), the Company shall give prompt written notice to the Executive of its intention to effect such a registration and, subject to the terms and conditions contained in this Agreement, shall include in such registration any unsold Executives' Shares with respect to which the Company has received a written request for inclusion therein within twenty (20) days after the Company has given the notice required by this subsection.

          (b) If a registration subject to subsection (a) above is an underwritten registration, and the managing underwriters advise the Company in writing that in their opinion the number of shares of Common Stock to be included in such registration exceeds the number which can be sold in such offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, such number of shares of Common Stock as the Company is obligated to include pursuant to the Registration Rights Agreement effective as of December 6, 1996 among the Company and shareholders of North Star Plating Company, (iii) third, unsold Executive's Shares for which a written request for inclusion has been timely received; and
(iv) fourth, then other securities requested to be included in such registration; provided, however, that the Executive shall have the right to
              --------
include any Executive's Shares which are thus excluded from such registration in the next registration statement of the Company under the Securities Act which may be used for the registration of the Common Stock of the Company (other than Forms S-8 or S-4 or any successor thereto), all on the terms and conditions set forth in this Agreement applicable to the initial exercise by the Executive of registration rights hereunder.

          (c) Except as expressly provided in the proviso to subsection (b) above, notwithstanding anything to the contrary contained in this Agreement, the Company shall be required to give notice to the Executive of a registration, and to include therein Executive's Shares, only with respect to the first registration of the securities of the Company occurring after the later to occur of (i) the Termination Date and (ii) the consummation of the 1997 Public Offering.

          (d) The Company shall indemnify, to the extent permitted by law, each holder of Executive's Shares included in any registration statement pursuant to subsection (a) above, its officers and directors and each person who controls such holder (within the meaning of the Securities Act of 1933) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Company in writing by such

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holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same.

          (e) Each holder of Executive's Shares included in any registration statement pursuant to subsection(a) above shall indemnify, to the extent permitted by law, the Company, its officers and directors and each person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent the same are caused by or contained in any information furnished to the Company in writing by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, such holder shall indemnify the underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Company.

          (f) With respect to each inclusion of Executive's Shares in a registration statement pursuant to subsection (a) above, all fees, costs and expenses of and incidental to such registration and public offering in connection therewith shall be borne by the Company; provided, however, that
                                                    --------
holders participating in any such registration shall bear their pro rata share of the underwriting discount and commissions and shall bear their own legal and accounting expenses, if any, incurred in reviewing the registration statement or prospectus.

          (g) Any Executive's Shares which are included in an underwritten registration pursuant to subsection (a) above shall be sold by the holder thereof pursuant to the terms of the underwriting agreement among the Company, the managing underwriters and the holders of the securities included in such registration.

          17. ESOP SHARES. The Company agrees to use its best efforts to distribute all shares of Common Stock beneficially owned by Executive in the Company's ESOP to Executive as soon as reasonably possible after the Termination Date.

          18. REIMBURSEMENT OF ATTORNEY'S FEES. On the Termination Date, the Company agrees to pay Executive the sum of Five Thousand ($5,000) Dollars as reimbursement of Executive's legal fees. The parties hereto agree that all other costs and expenses shall be paid by the incurring party.

          19. MISCELLANEOUS. This Agreement sets forth the entire agreement between Executive and the Company relating to the subject matter hereof and supersedes all prior oral or written agreements relating thereto, including, without limitation, the Employment Agreement. This

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Agreement shall be binding upon all parties' respective heirs, representatives, successors and assigns. If any portion of this Agreement is found to be illegal or unenforceable, such action shall not affect the validity or enforceability of the remaining paragraphs or subparagraphs of this Agreement. No amendments to this Agreement will be valid unless written and signed by Executive and an authorized representative of the Company. This Agreement may be executed in one or more counterparts, all of which, taken together, shall constitute one original document. The undersigned agree to the terms of this Agreement and voluntarily enter into it with the intent to be bound thereby.

          IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the day and year first written above.

EXECUTIVE:                     KEYSTONE AUTOMOTIVE INDUSTRIES, INC.


/s/ Virgil K. Benton II        By: /s/ John M. Palumbo
----------------------------      -----------------------------------
Virgil K. Benton II               Its: Vice President
                                      -------------------------------





Reviewed and approved as to form
and content as counsel to Executive
this 23rd day of May, 1997.


/s/ Tucker Cheadle
----------------------------
    Tucker Cheadle, Esq.

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